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                               January 18, 2000


   United Investors Life
    Insurance Company
   2001 Third Avenue South
   Birmingham, AL  35233

             RE:     Titanium Universal Life Variable Account
                     Form S-6 File No. 333-89875
                     ------------------------------------------------

   Gentlemen:

             We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 filed by United Investors Life Insurance Company for certain variable life policies (File No. 333-89875). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        SUTHERLAND ASBILL & BRENNAN LLP



                                        By: /s/ Frederick R. Bellamy
                                            ----------------------------------

                                            Frederick R. Bellamy